EXHIBIT 99

FOR IMMEDIATE RELEASE:

         UNION PACIFIC ANNOUNCES FOURTH QUARTER RESULTS

     DALLAS, TX, January 21 -- Union Pacific Corporation today reported continued improvement in operating results at its Union Pacific Railroad and Overnite Transportation Company subsidiaries. These results, however, were offset by fourth quarter accounting changes related to Overnite (discussed below). Excluding this net after-tax charge of $285 million, net income would have totaled $96 million, or $.39 per diluted share. This includes $85 million for the Railroad/Corporate Services and $11 million for Overnite, and compares to a loss of $158 million and net income of $6 million (before goodwill), respectively, in the fourth quarter of 1997. Including these adjustments, the Corporation reported a net loss of $189 million, or $.77 per diluted share, in the fourth quarter of 1998. This compares to a net loss of $152 million, or $.62 per diluted share, in the fourth quarter of 1997.

     In the second quarter of 1998, Union Pacific took a charge in discontinued operations to reflect the anticipated proceeds from a planned divestiture of Overnite. Because of softness in the market for trucking stocks, the Company subsequently decided to postpone the sale and has reclassified Overnite, in the fourth quarter, as continuing operations. The Company also took a fourth quarter $547 million pre-tax and after-tax charge to continuing operations to record the revaluation of Overnite goodwill. As a result of reversing the $262 million after-tax loss on discontinued operations and recording the $547 million goodwill charge, fourth quarter earnings decreased $285 million.

     Union Pacific Railroad showed continued improvement in service levels and operating performance during the fourth quarter, reporting operating income of $256 million, compared to an operating loss of $72 million for the same period in 1997. Both periods include Corporate Services. Commodity revenues were up 4 percent, with strength in coal, autos and agricultural products. Despite the effect of flooding in Kansas City and Texas in late October and November, the fourth quarter operating ratio decreased nearly 14 percentage points to 89.4, reflecting improvements in key operating indicators including train velocity, car inventory and terminal dwell time.

     Overnite Transportation completed another strong quarter, reporting net income of $11 million (before accounting adjustments), compared to net income of $6 million in 1997 (before goodwill). Revenues increased 5 percent, reflecting industry-wide rate increases as well as an ongoing focus on profitable freight mix. With continued emphasis on quality service and cost reduction, Overnite's fourth quarter operating ratio decreased 3.8 percentage points to 93.6, the lowest for any quarter since 1994.

     For the total year 1998, Union Pacific Corporation reported a net loss of $633 million, or $2.57 per share, as the Railroad continued its efforts to restore service levels, and reflecting the $547 million write-down of Overnite goodwill. This compares with net income of $432 million, or $1.74 per diluted share, for 1997.

     "We are encouraged by our fourth quarter operating results, which were the best in the last 15 months," said Dick Davidson, chief executive officer. "1999 will still be a transition year.
We have a great deal of work ahead of us, but our indicators are headed in the right direction. There has been significant progress made with our merger integration, and our customers are bringing their business back. We are gaining momentum and I'm optimistic about the future of our company."

     A fourth quarter and full-year income statement is attached.

     Media inquires should be directed to John Bromley at Union
Pacific Railroad, (402) 271-3475.

     (This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking information is based on facts available at this time and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether Union Pacific Railroad is fully successful in recovering from the effects of its congestion-related problems and implementing its financial and operational initiatives; industry competition and legislative and/or regulatory developments; natural events such as severe weather, floods and earthquakes; the effects of adverse general economic conditions; changes in fuel prices; labor strikes; the impact of year 2000 systems problems; and the ultimate outcome of shipper claims related to congestion, environmental investigations or proceedings and other types of claims and litigations.)

                      UNION PACIFIC CORPORATION
                  STATEMENT OF CONSOLIDATED INCOME
               For the Three Months Ended December 31
           (Dollars in Millions Except Per Share Amounts)
                             (Unaudited)

   As                                             Pro      As
Reported                                            Forma   Reported   Pct
 1998 a)                                            1998 c)   1997     Chg
$ 2,684  Operating Revenue                         $ 2,684  $ 2,561  +  5
  2,412  Operating Expense - b)                      2,412    2,632  -  8
    547  Goodwill Impairment                           -        -       -
-------                                            -------  -------
   (275) Operating Income (Loss)                       272      (71)    F
     76  Other Income - Net                             76      (22)    F
    188  Interest Expense                              188      153  + 23
-------                                            -------  -------
   (387) Income (Loss) before Income Taxes             160     (246)    F
    (64) Income Tax (Expense) Benefit                  (64)      94     U
-------                                            -------  -------
   (451) Income (Loss) from Continuing Operations       96     (152)    F
    262  Income (Loss) from Discontinued Operations      -        -     -
-------                                            -------  -------
$  (189) Net Income (Loss)                         $    96  $  (152)    F
         Diluted Earnings Per Share:
$ (1.83) Income (Loss) from Continuing Operations  $  0.39  $ (0.62)    F
   1.06  Income (Loss) from Discontinued Operations      -        -     -
-------                                            -------  -------
$ (0.77) Net Income (Loss)                         $  0.39  $ (0.62)    F
=======                                            =======  =======
  246.1  Average Basic Shares Outstanding (MM)    246.1   245.9
  246.1  Average Diluted Shares Outstanding (MM) -d)      247.0    245.9

a) As Reported results for the 4th quarter include Overnite classified as continuing operations.


b) Includes one-time merger expenses of $11 million pre-tax ($7 million after-tax or $.03 per diluted share) in 1998, $22 million pre-tax ($13 million after-tax or $.05 per share) in 1997. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger. Also includes $5 million of Overnite goodwill amortization in 1997.

c) Pro Forma results for 1998 exclude the one-time charge for the revaluation of Overnite's goodwill of $547 million pre and after-tax and the $262 million reversal of the loss from reclassifying Overnite from discontinued operations to continuing operations.


d) 1998 As Reported excludes 22.7 million anti-dilutive common stock equivalents, 1998 Pro Forma excludes 21.8 million anti-dilutive common stock equivalents, and 1997 excludes 2.1 million anit-dilutive common stock equivalents.

January 21, 1999


                      UNION PACIFIC CORPORATION
                   STATEMENT OF CONSOLIDATED INCOME
                   For the Year Ended December 31
           (Dollars in Millions Except Per Share Amounts)
                             (Unaudited)

   As                                             Pro      As
Reported                                             Forma   Reported    Pct
 1998 a)                                             1998 c)    1997     Chg
$ 10,553  Operating Revenue                        $ 10,553  $ 11,079  -   5
  10,177  Operating Expense - b)                     10,177     9,935  +   2
     547  Goodwill Impairment                            -        -       -
--------                                           --------  --------
    (171) Operating Income (Loss)                       376     1,144  -  67
     189  Other Income - Net                            189       137  +  38
     714  Interest Expense                              714       605  +  18
--------                                           --------  --------
    (696) Income (Loss) before Income Taxes            (149)      676      U
      63  Income Tax (Expense) Benefit                   63      (244)     F
--------                                           --------  --------
$   (633) Net Income (Loss)                        $    (86) $    432      U
========                                           ========  ========
          Diluted Earnings Per Share:
$  (2.57) Net Income (Loss)                        $  (0.35) $   1.74      U
========                                           ========  ========

   246.0  Average Basic Shares Outstanding (MM)       246.0     245.7
   246.0  Average Diluted Shares Outstanding (MM) -d) 246.0     248.1

a) As Reported results for 1998 include Overnite results reclassified as continuing operations for the full year.


b) Includes one-time merger expenses of $69 million pre-tax ($43 million after-tax or $.17 per diluted share) in 1998, $97 million pre-tax
   ($60 million after-tax or $.24 per share) in 1997. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger. Also includes $15 million and $20 million of Overnite goodwill amortization in 1998 (As Reported and Pro Forma) and 1997, respectively.

c) Pro Forma results for 1998 exclude the one-time charge for the revaluation of Overnite's goodwill of $547 million pre and after-tax.

d) Excludes anti-dilutive common stock equivalents in 1998.



January 21, 1999